UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

           Date of Report (Date of earliest reported): August 23, 2004

                          CORRIDOR COMMUNICATIONS CORP.
               (Exact name of registrant as specified in charter)

                               Amnis Systems Inc.
                           (Former name of registrant)

        Delaware                    000-29645                  94-3402831
(State or other jurisdiction       (Commission               (IRS Employer
    of incorporation)              File Number)            Identification No.)

             1860 Hawthorne Ave. NE, Suite 320, Salem, Oregon 97303

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (650) 961-5707

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acquisition

On August 25, 2004, Corridor Communications Corp., a Delaware corporation (the "Company"), closed an Asset Purchase Agreement (the "Agreement") with Eagle West Communications, Inc. ("Eagle West"), a Nevada company, whereby the Company acquired all of the assets of Eagle West for a purchase price of $1,700,000. Eagle West acquired the assets from Eagle West, LLC, a Kansas limited liability company ("Eagle LLC"), which had filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona on February 18, 2003. On May 12, 2004, the Bankruptcy Court granted Eagle LLC the authority to proceed with the sale of its assets to Eagle West. The transaction was funded by utilizing cash generated from the sale of the Company's preferred stock in connection with a private placement recently finalized by the Company and a promissory note entered by the Company in the amount of $300,000 on August 20, 2004. The Company did not assume any liabilities of Eagle West. Eagle West, Eagle LLC and their respective affiliates are unrelated parties to the Company and its affiliates, and the purchase price was determined by arms-length negotiations.

Business Summary

Overview

The assets purchased from Eagle West consist of cable television systems serving communities in Arizona, Nevada and New Mexico (the "Eagle West System"). The Eagle West System is a service that delivers multiple channels of television programming to subscribers who pay a monthly fee for the services they receive. The Eagle West System consists of a network of coaxial optic cable in which channels are delivered to the subscribers' television sets. With this acquisition, we intend to overlay our wireless Internet service onto the Eagle West System.

The Eagle West System has  constructed  and operated  pursuant to  non-exclusive franchises awarded by local and state governmental authorities for specified periods of time. The Eagle West System offers varying levels of service which may include, among other programming, local broadcast network affiliates and independent television stations, certain other news, information and entertainment channels such as CNN, CNBC, ESPN, and MTV, and certain premium services such as HBO, Showtime, The Movie Channel, Starz and Cinemax.

The Eagle West System's revenues are derived principally from monthly fees paid by subscribers. In addition to recurring subscriber revenues, the Eagle West System derives revenues from the sales of pay-per-view movies and events, from the sale of advertising time on advertiser supported programming and from installation charges. Certain services and equipment provided by substantially all of our cable television systems are subject to regulation.

As of June 30, 2004, the Eagle West System served approximately 7,200 subscribers, throughout Arizona, Nevada and New Mexico.

Future Development

The Company intends to develop the Eagle West System in order to provide cable television up to 550 Hz (90 channels with a future 400 channels of digital compressed video) but also fiber optic capacity to expand into high-speed data, telephone and Internet access. The fiber optic network will support Video, Audio, Voice, High-speed data and Internets services. To install the communications network we will use existing utility poles and install cable underground where available, to reach all of the required service areas. To provide Voice service the system will require 90-volt power supplies to provide ringer voltage to customers. "Standby" power supplies will automatically provide generated and battery power to the system for several hours in the event of commercial power interruptions.

We intend to provide our Wireless Internet Service to the Eagle West System customers as well. The speed of our Wireless Internet Service (actual bandwidth to and from the computer) is comparable to most DSL and cable services (approximately 384k to 768k). We will provide a variety of different services for home or business users as well as access for users that are "just passing through". In addition to providing Internet access, we will also provide use of email accounts and a web site which varies in size from 5MB to 15MB. The cost of Internet access will range from $29.95 per month to $79.95 per month. We will also provides daily and weekly rates. We will also sell WiFi adapters, which allow any standard computers to access its WiFi network.

Subscriber Rates and Services; Marketing and Sales

The Eagle West System offers a package of services, generally marketed as "Family Cable", which includes, among other programming, certain other news, information and entertainment channels such as CNN, CNBC, ESPN and MTV. For additional charges, our cable television systems provide certain premium services such as HBO, Showtime, The Movie Channel, Starz and Cinemax, which may be purchased either individually or in combinations or in tiers.

In addition, the Eagle West System offers a basic package which includes broadcast network local affiliates and public, educational or governmental channels and certain leased access channels.

Eagle West Systems sales efforts are primarily directed toward increasing penetration and revenues in its franchise areas. It markets its cable television services through in-person selling, as well as telemarketing, direct mail advertising, promotional campaigns and local media and newspaper advertising.

System Capacity

The system includes 27 city and county franchises with 850 miles of active cable plant in Arizona and 160 miles in Nevada. The combined cable plant has over 45,000 active passings with 7,200 current subscribers. The City of Mesa has 80 additional miles of conduit not yet activated in new subdivisions.

Programming

Adequate programming is available to the cable television systems from a variety of sources. Program suppliers' compensation is typically a fixed, per subscriber monthly fee based, in most cases, either on the total number of subscribers of the cable television systems and certain of its affiliates, or on the number of subscribers subscribing to the particular service. The programming contracts are generally for a fixed period of time and are subject to negotiated renewal. Cable programming costs have increased in recent years and are expected to continue to increase due to additional programming being provided to most subscribers, increased costs to produce or purchase cable programming and other factors.

Competition

The Eagle West System competes with a variety of other television programming delivery systems, including broadcast television signals available to homes within our market by over-the-air reception. We compete with DirecTv, Dish Net work and in Mesa, New Mexico, Casa Grande, Arizona and Boulder, Nevada with Cox Cable.

Franchises

The cable television systems are operated primarily in Arizona, New Mexico and Nevada under non-exclusive franchise agreements with state or municipal franchising authorities. Franchise authorities generally charge a franchise fee equal to our percentage of our revenues that are derived from the operation of the system within such locality. As permitted by law, these fees are generally collected from subscribers and remitted to the local franchising authority.

Franchise agreements are usually for a term of ten to fifteen years from the date of grant, although some renewals have been for shorter terms, generally between five and ten years in length. Some of the franchises grant us an option to renew upon expiration of the initial term.

In situations where franchises have expired or not been renewed, we operate under temporary authority granted by the state cable television regulatory agencies, while negotiating renewal terms with franchising authorities. The Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection and Competition Act of 1992 provide significant procedural protections for cable operators seeking renewal of their franchises. In connection with a renewal, a franchise authority may impose different and more stringent terms.

Franchises usually require the consent of franchising authorities prior to the sale, assignment, transfer or change in ownership or control. Federal law generally provides localities with 120 days to consider such requests.

Government Regulation

The Eagle West System is regulated under congressionally imposed uniform national guidelines, first set in the Cable Communications Policy Act of 1984 and amended by the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996.

This federal legislation authorizes states or localities to franchise cable television systems but sets limits on their franchising powers. It sets a ceiling on cities and other communities imposing franchise fees of not more than 5% of gross revenues from the provision of cable services. It prohibits localities from requiring cable operators to carry specific programming services, and protects cable operators in seeking franchise renewals by limiting the factors a locality may consider and requiring a due process hearing before denial of renewal. Franchising authorities are prohibited from granting an exclusive cable franchise and cannot unreasonably refuse to award an additional franchise to compete with an existing franchisor.

Localities may require free access to public, educational or governmental channels on our systems. We must make a limited number of commercial leased access channels available for potentially competitive video services. Federal law prohibits obscene programming and requires us to sell or lease devices to block programming considered offensive by a customer.

Federal law requires us to establish a "basic service" package consisting, at a minimum, of all local broadcast signals that we choose to carry, as well as all public, educational and governmental access programming carried by our systems.

The rates for our basic service package are subject to regulation by local franchising authorities. Local municipalities or state cable television regulators may also regulate the rates we charge for the installation and lease of the equipment used by subscribers to receive the basic service package, including equipment that may also be used to receive other packages of programming, and the installation and monthly use of connections for additional television sets.

Employees

As of June 30, 2004, Eagle West had approximately 20 employees. We believe that our relationships with our employees are good. Our employees are not represented by a labor union and we consider our relations with our employees to be good.

ITEM 9.01                  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of businesses acquired.

         Audited Financial Statements of Eagle West Communications, Inc., a Nevada corporation, for the year ended December 31, 2003 and for the period ended July 30, 2004.

(b)      Proforma Financial Information

         Proforma Financial Information.

(c) Exhibits.

Exhibit No.   Description

10.1 Asset Purchase Agreement dated August 16, 2004 entered between the Company and Eagle West Communications, Inc. (filed as Exhibit 10.1 to Form 8-K Current Report filed with the Securities and Exchange Commission on August 27, 2004)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          CORRIDOR COMMUNICATIONS CORP.

Date: September 8, 2004                                  /s/ J. Michael Heil
                                                         -----------------------
                                                         J. Michael Heil,
                                                         Chief Executive Officer

                        EAGLE WEST COMMUNICATIONS, INC.

                              FINANCIAL STATEMENTS

                      JULY 30, 2004 AND DECEMBER 31, 2003

                                  C O N T E N T S


Report of Independent Registered Public Accounting Firm..................... 3

Balance Sheets.............................................................. 4

Statements of Operations.................................................... 5

Statements of Stockholders' Equity.......................................... 6

Statements of Cash Flows.................................................... 7

Notes to the Financial Statements........................................... 8

              REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Eagle West Communications, Inc.
Phoenix, Arizona

We have audited the accompanying balance sheet of Eagle West Communications, Inc. as of July 31, 2004 and December 31, 2003 and the related statements of operations, stockholders' equity and cash flows for the seven months ending July 31, 2004 and from inception on November 14, 2003 to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle West Communications, Inc. as of July 31, 2004 and December 31, 2003 and the results of its operations and its cash flows for the seven months ending July 31, 2004 and from inception on November 14, 2003 to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.



HJ & Associates, LLC
Salt Lake City, Utah
August 25, 2004

                          EAGLE WEST COMMUNICATIONS, INC.
                                   Balance Sheets

                                     ASSETS
                                     ------

                                                    July 31,      December 31,
                                                      2004            2003
                                                  ------------   -------------

CURRENT ASSETS

  Cash                                            $        415   $          --
                                                  ------------   -------------

   Total Current Assets                                    415              --
                                                  ------------   -------------

PROPERTY AND EQUIPMENT, NET (Note 2)                   468,600              --
                                                  ------------   -------------

OTHER ASSETS

  Intangible - customer base (Net) (Note 1)          1,231,400              --
                                                  ------------   -------------

   Total Other Assets                                1,231,400              --
                                                  ------------   -------------

   TOTAL ASSETS                                   $  1,700,415   $          --
                                                  ============   =============



                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                   ----------------------------------------------


CURRENT LIABILITIES

  Accounts payable                                $         --   $          --
  Obligation payable (Note 3)                        1,700,000              --
                                                  ------------   -------------

   Total Current Liabilities                         1,700,000              --
                                                  ------------   -------------

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY

  Common stock, $0.001 par value; 35,000,000
     shares authorized, 1,075,000 shares issued
     and outstanding                                     1,075           1,075
  Subscription receivable                                   --            (500)
  Additional paid-in capital                                --              --
  Accumulated deficit                                     (660)           (575)
                                                  ------------   -------------

   Total Stockholders' Equity                              415              --
                                                  ------------   -------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $  1,700,415   $          --
                                                  ============   =============


     The accompanying notes are an integral part of these financial statements.

                          EAGLE WEST COMMUNICATIONS, INC.
                              Statements of Operations


                                                               From Inception on
                                                For the Seven  November 14, 2003
                                                Months Ended        through
                                                  July 31,        December 31,
                                                    2004              2003
                                                ------------     -------------

NET SALES                                       $         --     $          --
                                                ------------     -------------

EXPENSES

  General and administrative                              85               575
                                                ------------     -------------

   Total Operating Expenses                               85               575
                                                ------------     -------------

LOSS FROM OPERATIONS                                     (85)             (575)
                                                ------------     -------------

PROVISION FOR INCOME TAXES                                --                --
                                                ------------     -------------

NET LOSS                                        $        (85)    $        (575)
                                                ============     =============

BASIC LOSS PER SHARE

  Basic loss per share                          $      (0.00)    $       (0.00)
                                                ============     =============

BASIC WEIGHTED AVERAGE SHARES                      1,075,000         1,075,000
                                                ============     =============


   The accompanying notes are an integral part of these financial statements.

                          EAGLE WEST COMMUNICATIONS, INC.
                         Statements of Stockholders' Equity


                                   Common Stock        Additional      Stock
                                --------------------     Paid-in    Subscription  Accumulated
                                 Shares      Amount      Capital     Receivable    Deficit
                                ---------  ---------  -------------  ---------    ---------
Balance, November 14, 2003             --  $      --  $          --  $      --    $      --

Common stock issued to
  founders                      1,075,000      1,075             --       (500)          --

Net loss for the period
  ended December 31, 2003              --         --             --         --         (575)
                                ---------  ---------  -------------  ---------    ---------

Balance, December 31, 2003      1,075,000      1,075             --       (500)        (575)

Collection of stock receivable         --         --             --        500           --

Net loss for the seven months
  ended July 31, 2004                  --         --             --         --          (85)
                                ---------  ---------  -------------  ---------    ---------

Balance, July 31, 2004          1,075,000  $   1,075  $          --  $      --    $    (660)
                                =========  =========  =============  =========    =========


     The accompanying notes are an integral part of these financial statements.

                        EAGLE WEST COMMUNICATIONS, INC.
                            Statements of Cash Flow

                                                             From Inception on
                                             For the Seven   November 14, 2003
                                              onths Ended        through
                                               July 31,         December 31,
                                                 2004              2003
                                             ------------      -------------

CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                   $        (85)     $        (575)
                                             ------------      -------------
  Adjustments to reconcile net loss to net cash used by operating activities:

     Net Cash Used by Operating Activities            (85)              (575)
                                             ------------      -------------

CASH FLOWS FROM INVESTING ACTIVITIES                   --                 --
                                             ------------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from sale of common stock                  500                575
                                             ------------      -------------

       Net Cash Provided by Financing
         Activities                                   500                575
                                             ------------      -------------

NET INCREASE IN CASH                                  415                 --

CASH AT BEGINNING OF YEAR                              --                 --
                                             ------------      -------------

CASH AT END OF YEAR                          $        415      $          --
                                             ============      =============


SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR:

  Interest                                   $         --      $          --
  Income taxes                               $         --      $          --

NON-CASH FINANCING ACTIVITIES


     The accompanying notes are an integral part of these financial statements.

                          EAGLE WEST COMMUNICATIONS, INC.
                         Notes to the Financial Statements
                        July 31, 2004 and December 31, 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a. Organization

      Eagle West Communications, Inc. a Nevada corporation, was incorporated on November 14, 2003. The Company is in the business of providing cable television systems serving communities in Arizona, Nevada, and New Mexico. The Company is not considered to be in the development stage because of the operating assets acquired.

      b. Accounting Method

      The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

      c. Cash and Cash Equivalents

      Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

      d. Basic Loss Per Share

      The  computations of basic loss per share of common stock are based on the
      weighted  average  number  of  shares   outstanding   during  each  period
      presented.

                                                              From Inception on
                                             For the Seven    November 14, 2003
                                              Months Ended         through
                                                July 31,         December 31,
                                                  2004               2003
                                              ------------      ------------


         Net loss                             $        (85)     $       (575)
                                              ------------      ------------

         Net loss per share attributable to
          common shareholders                 $      (0.00)     $      (0.00)
                                              ============      ============

         Basic weighted average shares           1,075,000         1,075,000
                                              ============      ============


      e. Property and Equipment

      Property and equipment are stated at cost. Expenditures for small tools, ordinary maintenance and repairs are charged to operations as incurred. Major additions and improvements are capitalized. Depreciation is computed using the straight-line and accelerated methods as follows:

                  Machinery and equipment                5-7 years
                  Vehicles                               5 years

      Depreciation expense for the seven months ended July 31, 2004 and for the year ended December 31, 2003 was $- and $-, respectively.

      f. Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      g. Provision for Income Taxes

      Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

      Net deferred tax assets consist of the following components as of July 31, 2004 and December 31, 2003:

                                                      July 31,     December 31
                                                        2004          2003
                                                    ------------  ------------

         Deferred tax assets
            NOL Carryover                           $        257  $        224

         Deferred tax liabilities:                            --            --

         Valuation allowance                                (257)         (224)
                                                    ------------  ------------

         Net deferred tax asset                     $         --  $         --
                                                    ============  ============

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 39% to pretax income from continuing operations for the years ended December 31, 2003 and 2002 due to the following:

                                                      July 31,     December 31
                                                        2004          2003
                                                    ------------  ------------

         Book loss                                  $         33  $        224
         Valuation allowance                                 (33)         (224)
                                                    ------------  ------------

                                                    $         --  $         --
                                                    ============  ============

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

      g. Provision for Income Taxes (Continued)

      At December 31, 2003, the Company had net operating loss carryforwards of approximately $575 that may be offset against future taxable income from the year 2003 through 2023. No tax benefit has been reported in the December 31, 2003 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

      Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

      h. Intangible Assets

      The Company acquired a customer base of over 6,000 current users. These users will continue to receive cable services provided by the Company. The right to this customer base has been recorded as an intangible asset in the amount of $1,231,400. The Company has established a three life on this base. Amortization of the intangible will begin on commencement of the billable services by the Company. Billable services commenced on August 25, 2004.

      i. Newly Issued Accounting Pronouncements

      During the year ended December 31, 2003, the Company adopted the following accounting pronouncements:

      SFAS NO. 143 -- In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which established a uniform methodology for accounting for estimated reclamation and abandonment costs. The statement was effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 did not have a material effect on the financial statements of the Company.

      SFAS NO. 145 -- On April 30, 2002, the FASB issued FASB Statement No. 145 (SFAS 145), "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS 145 rescinds both FASB

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

      i. Newly Issued Accounting Pronouncements (Continued)

      Statement No. 4 (SFAS 4), "Reporting Gains and Losses from Extinguishment of Debt," and the amendment to SFAS 4, FASB Statement No. 64 (SFAS 64), "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." Through this rescission, SFAS 145 eliminates the requirement (in both SFAS 4 and SFAS 64) that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. However, an entity is not prohibited from classifying such gains and losses as extraordinary items, so long as it meets the criteria in paragraph 20 of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Further, SFAS 145 amends paragraph 14(a) of FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The amendment requires that a lease modification (1) results in recognition of the gain or loss in the 9 financial statements, (2) is subject to FASB Statement No. 66, "Accounting for Sales of Real Estate," if the leased asset is real estate (including integral equipment), and (3) is subject (in its entirety) to the sale-leaseback rules of FASB Statement No. 98, "Accounting for Leases:
      Sale-Leaseback Transactions Involving Real Estate, Sales-Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases." Generally, FAS 145 is effective for transactions occurring after May 15, 2002. The adoption of SFAS 145 did not have a material effect on the financial statements of the Company.

      SFAS NO. 146 -- In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities" (SFAS 146). SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The scope of SFAS 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS 146 will be effective for exit or disposal activities that are initiated after December 31, 2002 and early application is encouraged. The provisions of EITF No. 94-3 shall continue to apply for an exit activity initiated under an exit plan that met the criteria of EITF No. 94-3 prior to the adoption of SFAS 146. The effect on adoption of SFAS 146 will change on a prospective basis the timing of when the restructuring charges are recorded from a commitment date approach to when the liability is incurred. The adoption of SFAS 146 did not have a material effect on the financial statements of the Company.

      SFAS NO. 147 -- In October 2002, the Financial  Accounting Standards Board
      (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 147, "Acquisitions of Certain Financial Institutions" which is effective for acquisitions on or after October 1, 2002. This statement provides interpretive guidance on the application of the purchase

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

      i. Newly Issued Accounting Pronouncements (Continued)

      method to acquisitions of financial institutions. Except for transactions between two or more mutual enterprises, this Statement removes acquisitions of financial institutions from the scope of both SFAS 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". The adoption of SFAS No. 147 did not have a material effect on the financial statements of the Company.

      SFAS NO. 148 -- In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123" which is effective for financial statements issued for fiscal years ending after December 15, 2002. This Statement amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 did not have a material effect on the financial statements of the Company.

      SFAS NO. 149 -- In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" which is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. This statement amends and clarifies financial accounting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and hedging activities under SFAS 133. The adoption of SFAS No. 149 did not have a material effect on the financial statements of the Company.

      SFAS NO. 150 -- In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" which is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. The adoption of SFAS No. 150 did not have a material effect on the financial statements of the Company.

      FASB INTERPRETATION NO. 45 -- "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - an Interpretation of FASB Statements No. 5, 57 and 107". The initial recognition and initial measurement provisions of this Interpretation are to be applied prospectively to guarantees issued or modified after December 31, 2002. The disclosure requirements in the Interpretation were effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FASB Interpretation No. 45 did not have a material effect on the financial statements of the Company.

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

      i. Newly Issued Accounting Pronouncements (Continued)

      FASB INTERPRETATION NO. 46 -- In January 2003, the FASB issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities." FIN 46 provides guidance on the identification of entities for which control is achieved through means other than through voting rights, variable interest entities, and how to determine when and which business enterprises should consolidate variable interest entities. This interpretation applies immediately to variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN 46 did not have a material impact on the Company's financial statements.

      During the year ended December 31, 2003, the Company adopted the following Emerging Issues Task Force Consensuses: EITF Issue No. 00-21 "Revenue Arrangements with Multiple Deliverables", EITF Issue No. 01 -8 " Determining Whether an Arrangement Contains a Lease", EITF Issue No. 02-3 "Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities", EITF Issue No. 02-9 "Accounting by a Reseller for Certain Consideration Received from a Vendor", EITF Issue No. 02-17, "Recognition of Customer Relationship Intangible Assets Acquired in a Business Combination", EITF Issue No. 02-18 "Accounting for Subsequent Investments in an Investee after Suspension of Equity Method Loss Recognition", EITF Issue No. 03-1, "The Meaning of Other Than Temporary and its Application to Certain Instruments", EITF Issue No. 03-5, "Applicability of AICPA Statement of Position 9702, `Software Revenue Recognition' to Non-Software Deliverables in an Arrangement Containing More Than Incidental Software", EITF Issue No. 03-7, "Accounting for the Settlement of the Equity Settled Portion of a Convertible Debt Instrument That Permits or Requires the Conversion Spread to be Settled in Stock", EITF Issue No. 03-10, "Application of EITF Issue No. 02-16 by Resellers to Sales Incentives Offered to Consumers by Manufacturers.


NOTE 2 - PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following at July 31, 2004 and December 31, 2003:

                                                      July 31,     December 31
                                                        2004          2003
                                                    ------------  ------------

         Cable and equipment                        $    396,200  $         --
         Vehicles                                         72,400            --
                                                   ------------- -------------
                                                         468,600            --

         Less accumulated depreciation                        --            --
                                                   ------------- -------------

                                                    $    468,600  $         --
                                                    ============  ============

NOTE 3 -   OBLIGATION PAYABLE

      Obligations payable at July 31, 2004 and December 31, 2003 consist of the following:

      The  Company  entered  into an  agreement  to purchase
      assets  from  Eagle  West  LLC  through  a  bankruptcy
      proceedings. Amount is due August 2004. (See Note 5)      $    1,700,000


         Less: current portion                                      (1,700,000)
                                                                 -------------

                Long-term portions                               $          --
                                                                 =============

         Maturities of debt are as follows:

         Year ending December 31:
               2004                                              $   1,700,000
               2005                                                         --
               2006                                                         --
               2007                                                         --
               2008                                                         --
               Thereafter                                                   --
                                                                --------------

         Total                                                   $   1,700,000
                                                                 =============

NOTE 4 - ACQUISTION OF ASSETS

      In April 2004 the Company entered into a Asset Purchase Agreement to acquire certain cable television systems in the southwestern United States from Eagle West LLC (unrelated party) which had filed a chapter 11 bankruptcy. The agreement called for the Company to pay $1,700,000 in cash to acquire the assets. The systems operate approximately 750 miles of cable plant with approximately 6,000 subscribers.

      In June 2004, the US Bankruptcy Judge approved the sale of the purchased assets for $1,700,000 free and clear of all claims and liens. The assets consisted of vehicles used to service and maintain the cable system, all of the fixed assets associated with these systems (e.g. strung cable, satellite dishes and the current subscriber users.) Upon completion of the escrow agreement the Company will take over the operations of the cable systems including the usage, subscriber billings and revenue collection. No depreciation has been recorded on the assets until operations begin under the Company. The Company will also be responsible for any future payments of any existing lease commitments associated with the above assets. In addition, the systems operate under several franchise agreements throughout parts of Arizona and Nevada. The Company is currently filing with the franchisees to transfer title to the Company and extend the terms.

NOTE 5 - SUBSEQUENT EVENTS

      On August 16, 2004, the Company entered into an agreement with Corridor Communication Corp. to sale the company for $1,700,000. The Company would then use these funds to fulfill its obligation on purchases of the assets of Eagle West LLC. (See Note 5). Subsequently, the funds were received by the Company and funds were transferred to Eagle West, LLC.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

      The systems acquired by the Company operate under franchise agreements with several municipalities. Many of the franchises will begin to expire in 2005. The Company has filed request with these municipalities to transfer the agreement in the Company's name and extend the terms of the franchise. The Company feels confident that their requests will be granted.

               CORRIDOR COMMUNICATIONS CORP.
               COMBINED FINANCIAL STATEMENTS
                        (UNAUDITED)


                                    CONTENTS


                                                                           Page
                                                                           ----

FINANCIAL STATEMENTS:
      Pro Forma Combined Balance Sheet as of June 30, 2004 (unaudited) F-2 Pro Forma Combined Statements of Operations for the six months
        ended June 30, 2004 (unaudited)                                     F-3
      Pro Forma Combined Statements of Operations for the year
        ended December 31, 2003 (unaudited)                                 F-4
     Notes to Pro Forma Combined Financial Statements (unaudited)           F-5

               CORRIDOR COMMUNICATIONS CORP.
              PRO FORMA COMBINED BALANCE SHEET
                       JUNE 30, 2004
                        (UNAUDITED)

                                                                         EAGLE
                                                      REGISTRANT          WEST          ADJUSTMENTS        PRO FORMA
                                                    ------------      ------------      ------------      ------------
   ASSETS

CURRENT ASSETS
    Cash and cash equivalents                       $      6,072      $        415  a,b $     41,000      $     47,487
    Note receivable                                           --                --
    Account receivable                                    18,814                                                18,814
    Inventory                                             57,689                                                57,689
    Prepaid expenses and other current assets             42,761                                                42,761
    Debt issuance costs                                   14,235                                                14,235

                                                    ------------      ------------      ------------      ------------
TOTAL CURRENT ASSETS                                     139,571               415            41,000           180,986

PROPERTY AND EQUIPMENT                                   198,298           468,600           666,898
FRANCHISE                                                 49,000                                                49,000
CUSTOMER LIST                                            180,729         1,231,400  b           (415)        1,411,714
DEBT ISSUANCE COSTS                                       46,395                                                46,395
GOODWILL                                                  11,542                                                11,542

                                                    ------------      ------------      ------------      ------------
TOTAL ASSETS                                        $    625,535      $  1,700,415      $     40,585      $  2,366,535
                                                    ============      ============      ============      ============


          LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Secured promissory note                         $    500,000      $             a   $   (500,000)     $         --
    Stockholders' notes payable                          155,000           155,000
    Note payable, current portion                          7,335                                                 7,335
    Accounts payable                                   2,039,160                                             2,039,160
    Obligation payable                                        --         1,700,000  b     (1,700,000)               --
    Accrued salaries                                   1,608,747                                             1,608,747
    Accrued vacation                                     229,687                                               229,687
    Accrued interest payable                             581,863                                               581,863
    Customer deposits                                     20,350                                                20,350
    Convertible notes payable                          2,015,327                                             2,015,327
    Deferred revenue                                      60,496                                                60,496
    Other accrued expenses                             1,118,450                                             1,118,450

                                                    ------------      ------------      ------------      ------------
TOTAL CURRENT LIABILITIES                              8,336,415         1,700,000        (2,200,000)        7,836,415
                                                    ------------      ------------      ------------      ------------

DEFEREED REVENUE                                          79,008                                                79,008
NOTE PAYABLE                                              58,237                                                58,237
CONVERTIBLE NOTES PAYABLE                                515,990                                               515,990

                                                    ------------      ------------      ------------      ------------
TOTAL LIABILITIES                                      8,989,650         1,700,000        (2,200,000)        8,489,650
                                                    ------------      ------------      ------------      ------------


STOCKHOLDERS' DEFICIT
    Preferred stock                                           --                    a      2,241,000         2,241,000
    Common stock                                          58,044             1,075  b         (1,075)           58,044
    Additional paid-in capital                        32,462,226                                            32,462,226
    Accumulated deficit                              (40,884,385)             (660) b            660       (40,884,385)

                                                    ------------      ------------      ------------      ------------
TOTAL STOCKHOLDERS' DEFICIT                           (8,364,115)              415         2,240,585        (6,123,115)
                                                    ------------      ------------      ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT         $    625,535      $  1,700,415      $     40,585      $  2,366,535
                                                    ============      ============      ============      ============


           See accompanying notes to pro forma combined financial statements

               CORRIDOR COMMUNICATIONS CORP.
         PRO FORMA COMBINED STATEMENT OF OPERATIONS
           FOR THE SIX MONTHS ENDED JUNE 30, 2004
                        (UNAUDITED)

                                                                               EAGLE
                                                              REGISTRANT        WEST         ADJUSTMENTS      PRO FORMA
                                                             ------------    ------------    ------------    ------------
SALES                                                        $         --    $         --    $               $         --

COST OF GOODS SOLD                                                     --              --                              --

                                                             ------------    ------------    ------------    ------------
GROSS PROFIT                                                           --              --              --              --
                                                             ------------    ------------    ------------    ------------

OPERATING EXPENSES
    General and administrative                                    606,286              85         606,371

                                                             ------------    ------------    ------------    ------------
TOTAL OPERATING EXPENSES                                          606,286              85              --         606,371
                                                             ------------    ------------    ------------    ------------

LOSS FROM OPERATIONS                                             (606,286)            (85)             --        (606,371)
                                                             ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSE)
    Interest expense, net                                        (320,336)                                       (320,336)
    Amortization of discount on convertible notes
      payable                                                    (680,839)                                       (680,839)
    Financing costs                                               (67,483)                                        (67,483)

                                                             ------------    ------------    ------------    ------------
TOTAL OTHER INCOME (EXPENSE)                                   (1,068,658)             --              --      (1,068,658)
                                                             ------------    ------------    ------------    ------------

LOSS BEFORE PROVISION FOR INCOME TAXES AND
    DISCONTINUED OPERATIONS                                    (1,674,944)            (85)            --       (1,675,029)

PROVISION FOR INCOME TAXES                                             --              --                              --

                                                             ------------    ------------    ------------    ------------
NET LOSS FROM CONTINUING OPERATIONS                            (1,674,944)            (85)             --      (1,675,029)

DISCONTINUED OPERATIONS-
    Loss from operations of discontinued operations            (1,160,623)             --                      (1,160,623)

                                                             ------------    ------------    ------------    ------------
NET LOSS                                                     $ (2,835,567)   $        (85)   $         --    $ (2,835,652)
                                                             ============    ============    ============    ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                $      (0.01)                                   $      (0.01)
                                                             ============                                    ============

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - BASIC AND DILUTED                           349,584,927                                     349,584,927
                                                             ============                                    ============


         See accompanying notes to pro forma combined financial statements

               CORRIDOR COMMUNICATIONS CORP.
         PRO FORMA COMBINED STATEMENT OF OPERATIONS
            FOR THE YEAR ENDED DECEMBER 31, 2003
                        (UNAUDITED)

                                                                                  EAGLE
                                                               REGISTRANT          WEST           ADJUSTMENTS        PRO FORMA
                                                             -------------     -------------     -------------     -------------
SALES                                                        $          --     $          --                 $     $          --

COST OF GOODS SOLD                                                      --                --                                  --
                                                             -------------     -------------     -------------     -------------
GROSS PROFIT                                                            --                --                --                --
                                                             -------------     -------------     -------------     -------------

OPERATING EXPENSES
    General and administrative                                   1,236,674               575                           1,237,249
                                                             -------------     -------------     -------------     -------------
TOTAL OPERATING EXPENSES                                         1,236,674               575                --         1,237,249
                                                             -------------     -------------     -------------     -------------

LOSS FROM OPERATIONS                                            (1,236,674)             (575)               --        (1,237,249)
                                                             -------------     -------------     -------------     -------------

OTHER INCOME (EXPENSE)
    Interest expense, net                                         (492,594)                                             (492,594)
    Amortization of discount on convertible notes payable       (1,937,982)                                           (1,937,982)
    Financing costs                                             (1,238,540)                                           (1,238,540)
    Change in fair value of detachable warrants                   (299,831)                                             (299,831)
    Loss on restructuring of business                             (892,524)                                             (892,524)
    Other, net                                                      (1,036)                                               (1,036)
                                                             -------------     -------------     -------------     -------------
TOTAL OTHER INCOME (EXPENSE)                                    (4,862,507)               --                --        (4,862,507)
                                                             -------------     -------------     -------------     -------------

LOSS BEFORE PROVISION FOR INCOME TAXES AND
    DISCONTINUED OPERATIONS                                     (6,099,181)             (575)               --        (6,099,756)

PROVISION FOR INCOME TAXES                                              --                --                                  --
                                                             -------------     -------------     -------------     -------------
NET LOSS FROM CONTINUING OPERATIONS                             (6,099,181)             (575)               --        (6,099,756)

DISCONTINUED OPERATIONS-
    Loss from operations of discontinued operations             (3,338,808)               --                          (3,338,808)
                                                             -------------     -------------     -------------     -------------
NET LOSS                                                     $  (9,437,989)    $        (575)    $          --     $  (9,438,564)
                                                             =============     =============     =============     =============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                $       (0.08)                                        $       (0.08)
                                                             =============                                         =============

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - BASIC AND DILUTED                            118,340,630                                           118,340,630
                                                             =============                                         =============


          See accompanying notes to pro forma combined financial statements

                          CORRIDOR COMMUNICATIONS CORP.
                 NOTES TO PRO FORM COMBINED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

On August 25, 2004, Corridor Communications Corp., a Delaware corporation (the "Company"), closed an Asset Purchase Agreement (the "Agreement") with Eagle West Communications, Inc. ("Eagle West"), a Nevada company, whereby the Company acquired all of the assets of Eagle West for a purchase price of $1,700,000. Eagle West acquired the assets from Eagle West, LLC, a Kansas limited liability company ("Eagle LLC"), which had filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona on February 18, 2003. On May 12, 2004, the Bankruptcy Court granted Eagle LLC the authority to proceed with the sale of its assets to Eagle West. The Company did not assume any liabilities of Eagle West. Eagle West, Eagle LLC and their respective affiliates are unrelated parties to the Company and its affiliates, and the purchase price was determined by arms-length negotiations. The accompanying pro forma combined balance sheet presents the accounts of Corridor and Eagle West as if the acquisition of the assets of Eagle West by Corridor occurred on June 30, 2004. The accompanying pro forma combined statements of operations present the accounts of Corridor and Eagle West for the six months ended June 30, 2004 and the year ended December 31, 2003 as if the acquisition occurred on January 1, 2003.

The following adjustments would be required if the acquisition occurred as indicated above:

a. To record the sale of 1,457 shares of the Company's Convertible Preferred Stock. The net proceeds to the Company were $1,741,000 after paying $309,000 in offering costs and commissions and repaying $500,000 in short term promissory notes.

b.    To record the purchase  price of $1,700,000 to acquire the assets of Eagle
      West.